UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 22, 2019
Date of Earliest Event Reported: March 20, 2019
___________

MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54-1000588 (I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)
Registrant’s telephone number, including area code: (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on March 20, 2019, 58,760,264 shares, representing 92.10% of the Company’s outstanding common stock entitled to vote, were represented in person or by proxy. Our shareholders voted as follows:

(a)	To elect Anne K. Altman, Paul R. Lederer and Peter B. Pond as Class I Directors of the Company for a three-year term.

Nominee	Total Votes For	Total Votes Against	Abstentions
Anne K. Altman	55,696,458	444,296	20,434
Paul R. Lederer	54,745,720	1,393,366	22,102
Peter B. Pond	53,175,790	2,966,750	18,648

Russell A. Beliveau, Bruce L. Caswell, Richard A. Montoni, Raymond B. Ruddy and Gayathri Rajan continued their terms in office after the meeting.

(b)	To ratify the appointment of Ernst & Young LLP as our independent public accountants for our 2019 fiscal year.

Total Votes For	56,520,977
Total Votes Against	2,218,705
Abstentions	20,582

(c)
To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related material contained in the Company’s Proxy Statement (“Say-on-Pay”).

Total Votes For	49,745,436
Total Votes Against	6,378,787
Abstentions	36,965

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: March 22, 2019	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary